Exhibit 10.3

INTERCREDITOR AGREEMENT
INTERCREDITOR AGREEMENT (this “Agreement”) dated as of March 14, 2022 (“Effective Date”) by and among ___________________ (together with his successors and permitted assigns, “___________”), solely in his capacity as Servicing Lender (as defined below), _______________________, whose address is c/o ____________ at his address above (together with its successors and permitted assigns, the “_______________,”), ___________________, a _______________, whose address is ______________________, together with its successors and permitted assigns, the “____,” collectively with ______________, the “Lenders,” and each individually a “Lender”), and ASPEN GROUP, INC., a Delaware corporation having its principal place of business at 276 Fifth Avenue, Suite 505, New York, New York 10001 (together with its successors and permitted assigns, the “Company,” collectively with each of the Lenders, the “Parties,” and each individually a “Party”).
WHEREAS, the _______________ has made a loan or extension of credit to the Company (the “Existing Revolving Loan” and together with the New Loans (as defined below), the “Loans”) evidenced by a promissory note in the principal face amount of five million U.S. dollars (US$5,000,000) issued by the Company to the ________________ pursuant to the Amended and Restated Revolving Promissory Note and Security Agreement in favor of the __________________, dated as of November 5, 2018, and amended and restated as of March 5, 2019, as further amended (the “Existing Revolving Note” and together with the New Notes (as defined below), the “Notes”);
WHEREAS, the ________________ and ____ has made the following loans or extensions of credit (each, a “New Loan” and collectively, the “New Loans”) to the Company evidenced by:
(i)a promissory note in the principal face amount of five million U.S. dollars (US$5,000,000) issued by the Company to __________________ pursuant to the Convertible Promissory Note and Security Agreement, dated as of March 14, 2022 (the “_______________”);
(ii)a promissory note in the principal face amount of five million U.S. dollars (US$5,000,000) issued by the Company to ____ pursuant to the Convertible Promissory Note and Security Agreement, dated as of March 14, 2022 (the “___ Term Note”);
(iii) a promissory note in the principal face amount of ten million U.S. dollars (US$10,000,000) issued by the Company to __________________ pursuant to the Revolving Promissory Note and Security Agreement, dated as of March 14, 2022 (the “______________”);
(iv) a promissory note in the principal face amount of ten million U.S. dollars (US$10,000,000) issued by the Company to ____ pursuant to the Revolving Promissory Note and Security Agreement, dated as of March 14, 2022 (the “____ Revolving Note” and together with the _________________Term Note, the ____ Term Note, the ________________ Revolving Note, the “New Notes”) (the Company’s indebtedness and all its obligations with respect to the payment and repayment of principal, interest, fees and other amounts under each Note being hereinafter called the Company’s “Loan Obligations” thereunder);
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WHEREAS, the Company’s Loan Obligations to the ______________ under the Existing Revolving Note are secured by security interests granted by the Company (and by certain of its subsidiaries party to the Notes) in certain assets as described more fully in such Existing Revolving Note (all such assets, the “Existing Revolving Note Collateral”);
WHEREAS, the Company’s Loan Obligations to the _________________ and ____ under the New Notes are secured by security interests granted by the Company (and by certain other parties, including certain of its subsidiaries party to the Notes) in certain assets, including the Individual Grantor Pledged Interests (as defined in the New Notes and referred to herein as the “Separate New Notes Collateral”), as described more fully in such New Notes (all such assets, the “New Notes Collateral”);
WHEREAS, other than the Separate New Notes Collateral, the Existing Revolving Note Collateral and the New Notes Collateral are identical and such identical collateral shall be hereinafter referred to as the “Shared Collateral”;
WHEREAS, the Separate New Notes Collateral shall constitute collateral securing the New Notes only and shall not constitute collateral securing the Existing Revolving Note; and
WHEREAS, the Lenders, as a material inducement for each of them to make or maintain their respective Loans and in consideration thereof, expressly contemplate and intend (i) that, except as expressly provided to the contrary herein with respect to Preferred Payments (as defined below), the Company’s Loan Obligations to them under their respective Notes shall rank pari passu in all respects (including, without limitation, in right and priority of payment and repayment of principal, interest, and all fees and other amounts) to one another, without priority over one another, and (ii) that the security interests held by each of the Lenders in the Shared Collateral shall rank pari passu in all respects to one another, without priority over one another, all as described more fully, and subject to the terms and conditions set forth, in this Agreement;
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree with one another as follows:
1.Each of the Lenders hereby confirms and agrees that (a) the security interests in the Shared Collateral held by them under their respective Notes shall rank pari passu, equally and ratably in all respects to one another, without priority over one another, regardless of the order of time in which such security interests or any claims with respect thereto arise, attach or are perfected by filing, recording, possession, control or otherwise, (b) the Company’s Loan Obligations to them under their respective Notes shall rank pari passu, equally and ratably in all respects (including, without limitation, in right and priority of payment and repayment of principal, interest, and all fees and other amounts) to one another, without priority over one another; and (c) the Separate New Notes Collateral shall constitute collateral securing the New Notes only and shall not constitute collateral securing the Existing Revolving Note, provided, however, that notwithstanding the foregoing, nothing herein contained shall impair, limit or otherwise affect, absent the occurrence of an Acceleration Event (as defined in each Note), each Lender’s sole right to receive any Commitment Fee (as defined in the Existing Revolving Note and the New Notes) owing to it under the Existing Revolving Note and the New Notes, as applicable (all such amounts, collectively, the “Preferred Payments”).
2.Without limiting the generality of any other provision of this Agreement (including, without limitation, under Paragraph 4 hereof) that provides for the survival of certain of the Parties’ obligations hereunder, this Agreement, and all of the Parties’ respective obligations arising hereunder or with respect hereto, shall (a) continue in full force and effect so long as any of the Loan Obligations remain outstanding and (b) be reinstated if at any time any

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payment of or distribution with respect to any of the Loan Obligations is rescinded or must otherwise be returned by a Lender upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment or distribution had not been made. No defect in, invalidity of, or absence or loss of priority under this Agreement or the Notes shall affect the Lenders’ respective rights against the Company in respect of the Loans.
3.Each Lender shall (a) promptly notify each of the other Lenders of any Acceleration Event under such Lender’s Note (or of any default by the Company under any other agreements or documents executed in connection therewith) known to such Lender and not reasonably believed to have been previously disclosed to such other Lenders; (b) provide such other Lenders with such information and documentation as either such other Lender may reasonably request in order to protect their respective interests with respect to the Loans; and (c) subject to the terms of this Agreement, reasonably cooperate with such other Lenders with respect to any and all collections, foreclosure procedures, and other collection or enforcement actions at any time commenced or initiated against the Company or otherwise in respect of the Shared Collateral securing the Loan Obligations. Each Lender agrees that it shall not (and hereby waives any right to) take any action to challenge, contest, or support any other person in challenging or contesting, in any proceeding, the validity, perfection, priority or enforceability of a lien securing any Loan Obligations held, or purported to be held, by or on behalf of another Lender.
4.Each of the Lenders hereby designates and appoints ____________ as its sole and exclusive agent (in such capacity, the “Servicing Lender”) to act on behalf of all Lenders, subject to the terms of this Agreement, with respect to (a) enforcing the Lenders’ rights and remedies, and the Company’s obligations, under the Notes and with respect to the Loan Obligations and (b) dealing with, and securing and enforcing the Lenders’ rights and remedies and the Company’s obligations with respect to, the Shared Collateral and the Separate New Notes Collateral (including, without limitation, foreclosing and realizing on all or any portion of the Shared Collateral and/or the Separate New Notes Collateral in case of an Acceleration Event, releasing all or any portion of the Shared Collateral and/or the Separate New Notes Collateral, and filing and refiling any financing statements, continuation statements or other documents under the New York Uniform Commercial Code or otherwise with respect to the Shared Collateral and/or the Separate New Notes Collateral). The Servicing Lender shall not be liable, responsible or accountable to the other Lenders or the Company for (and the other Lenders and the Company hereby agree to and shall defend, indemnify and hold the Servicing Lender harmless from and against any and all liability, cost, damage or expense whatsoever with respect to) any act, failure to act, error or omission by the Servicing Lender in acting as Servicing Lender hereunder, except in cases of the Servicing Lender’s own fraud or willful misconduct. The Servicing Lender shall not be deemed to be a fiduciary or to have any fiduciary duties to the other Lenders or the Company. The Lenders shall, promptly upon demand by the Servicing Lender, share equally all out-of-pocket fees, costs and expenses incurred by the Servicing Lender in acting as Servicing Lender hereunder (including, without limitation, all attorneys’ fees, related expenses, filing fees and other charges incurred in connection with (i) the preparation, execution, delivery and administration of the Loan Documents and any amendments, modifications or waivers of the provisions thereof and (ii) the enforcement, collection, perfection or foreclosure of the Notes, the Loan Obligations and the Shared Collateral and/or the Separate New Notes Collateral; collectively, “Enforcement Costs”) to the extent not promptly paid or reimbursed by the Company in accordance with the following proviso; provided, however, that notwithstanding the foregoing, the Company shall, promptly upon demand by the Servicing Lender, pay directly (or, at the Servicing Lender’s option exercisable in his sole discretion, reimburse the Servicing Lender for) all Enforcement Costs. The Company further agrees to and shall defend, indemnify and hold each Lender harmless from and against any and all costs, fees (including, without limitation, attorneys’ fees and related expenses), charges, expenses, liabilities, damages, claims, actions, suits or proceedings incurred by such Lender in connection with this Agreement, the Loans, the Notes or the Loan Obligations, unless caused by such Lender’s own fraud or willful

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misconduct. All of the foregoing indemnities and hold-harmless provisions shall (x) continue indefinitely and (y) survive termination of this Agreement, discharge of the Notes and the Loan Obligations, and foreclosure or release of the Shared Collateral and the New Notes Collateral.
5.This Agreement shall constitute the Servicing Lender’s legal right, power and authority (collectively, the “authority”) to perform the actions described in Paragraph 4 hereof. The Servicing Lender shall use his reasonable, good-faith efforts to keep the other Lenders reasonably apprised of any actions taken by the Servicing Lender under this Agreement. The Servicing Lender shall have the authority to employ and consult with attorneys, accountants and other professionals with respect to the actions, or contemplated actions, of the Servicing Lender under this Agreement. The Servicing Lender shall be under no duty to take (or to forebear from taking) any action, to pay any money, or to incur any fees, costs, charges or expenses in regard to the performance of the actions described in said Paragraph 4 unless he is advanced sufficient funds, either by the Company or by the other Lenders, as described in this Agreement. Each Party shall sign all such further documents and instruments, if any, as the Servicing Lender may reasonably request to enable the Servicing Lender to perform the actions described in said Paragraph 4. Upon providing the other Lenders with at least ten (10) business days’ prior written notice, the Servicing Lender may elect not to further perform any of the actions of a Servicing Lender under this Agreement. Upon receipt of any such notice, the Lenders shall have the right to appoint a successor Servicing Lender by unanimous consent. If no such successor shall have been appointed by the Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Servicing Lender gives notice of its resignation, then the retiring Servicing Lender may, on behalf of the Lenders, appoint a successor Servicing Lender, which shall be a bank or financial institution that acts as an administrative agent in secured financings in the ordinary course of its business. If at any time the Servicing Lender shall resign, or in the event of the death, disability or incapacity of the Servicing Lender to serve in such role, the Lenders shall, as promptly as possible after the date of such resignation or event, appoint a mutually acceptable successor to perform the duties of the Servicing Lender as described herein. For purposes of this Agreement, “Servicing Lender” shall be deemed to include the Servicing Lender and any successor thereto appointed in accordance with this provision. The Servicing Lender shall not be deemed to have knowledge of any matter unless and until the Servicing Lender shall have received actual knowledge of such matter, and the Servicing Lender shall not be charged with constructive notice of any such matter.
6.Nothing in this Agreement shall impair, limit, relieve or otherwise affect the Company’s Loan Obligations to each Lender under such Lender’s Note. The Company shall make all payments and prepayments in respect of its Loan Obligations ratably to all Lenders entitled to the respective category of payment; provided that the Parties acknowledge that (i) the Lenders have different entitlements to different categories of Preferred Payments and (ii) only the Lenders on the New Notes have a lien on the Separate New Notes Collateral. Notwithstanding the occurrence of an Acceleration Event with respect to its Loan, no Lender may accelerate the Company’s Loan Obligations under its Note, nor exercise any of its other rights or remedies thereunder, except in accordance with Paragraph 4 hereof. Upon the occurrence of an Acceleration Event: (a) all collections received by the Servicing Lender in respect of the Loan Obligations shall be distributed by the Servicing Lender ratably to the Lenders according to the respective Loan Obligations then owing to each, after the payment of all costs, expenses and fees incurred by the Servicing Lender in collecting or enforcing same; and (b) should any payment, distribution or proceeds be received by a Lender with respect to such Lender’s Loan in excess of such Lender’s ratable share of the outstanding Loan Obligations, prior to the satisfaction in full of the Loan Obligations, such Lender shall promptly pay or deliver to each of the other Lenders their respective, ratable portions thereof in the form received. The Company may not prepay a Note at any time, in whole or in part, unless either such prepayment is made ratably to all Lenders according to their respective Loan Obligations or the Lenders otherwise agree in writing to such prepayment; provided, however, that notwithstanding the foregoing or anything herein contained to the contrary, the Parties

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acknowledge and agree that the termination, in whole or in part, of the ___________________ revolving commitment under the Existing Revolving Loan and Existing Revolving Note shall not be deemed or construed to be a prepayment of such Existing Revolving Loan or Existing Revolving Note.
7.Notwithstanding anything in this Agreement or the Notes to the contrary, the Separate New Notes Collateral and proceeds thereof do not and will not constitute Shared Collateral, it being understood and agreed that this Agreement shall not restrict in any manner the rights of the Lenders under the New Notes to pursue enforcement proceedings, exercise remedies or make determinations or take or refrain from taking any other action whatsoever with respect to the Separate New Notes Collateral. The Lender under the Existing Revolving Note acknowledges and agrees that it has no security interest in or lien on the Separate New Notes Collateral and that it will not interfere or object in any way with respect to any action or matter in connection with the Separate New Notes Collateral by or on behalf of the Lenders under the New Notes.
8.Each Lender may transfer and assign (collectively, “assign” and, correlatively, “assignment”), in whole but not in part, its rights and claims under this Agreement to any entity or trust that is affiliated with and controlled by such Lender upon three (3) business days’ prior written notice to each of the other Parties; provided that (a) any such attempted assignment to an unaffiliated third party shall require the other Parties’ prior written consent, which consent shall not be unreasonably delayed, and (b) any such permitted assignee shall acknowledge in writing to each of the other Parties such assignee’s express agreement to be bound by the terms of this Agreement. No assignment or delegation of the Company’s rights or obligations under this Agreement shall be made or be effective absent the prior written consent of all Lenders. This Agreement is solely for the benefit of, and shall bind solely, the Parties and their respective successors and permitted assigns, and no other person or persons shall have any right, benefit, priority or interest under or because of the existence of this Agreement.
9.Each Party hereby represents and warrants that it has full right, power and legal authority to enter into this Agreement and to incur and perform its obligations hereunder. Each Lender hereby agrees not to amend or modify its Note, or any other documents executed in connection with the Company’s Loan Obligations to such Lender, without the prior written approval of each other Lender, if any, whose rights hereunder, or whose priority to the Shared Collateral, could be adversely affected by such amendment or modification.
10.Within ten (10) business days after a request therefor by any Lender (the “Requesting Lender”) made not more frequently than once per calendar quarter, the Lender of whom such request is made (the “Responding Lender”) shall furnish to the Requesting Lender a written letter addressed to the Requesting Lender which states (a) the principal amount then outstanding on the Responding Lender’s Note, (b) whether the Responding Lender has given notice to the Company of the existence of any Acceleration Event under the Responding Lender’s Note and (c) if not, that to the best of the Responding Lender’s knowledge no condition or event which constitutes (or which, after notice or lapse of time or both, would constitute) an Acceleration Event thereunder exists or has occurred, or, if any such condition or event does exist or has occurred, specifying in reasonable detail the nature and period of existence thereof.
11.This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York applicable to contracts made between residents of that state, entered into and to be wholly performed within that state, notwithstanding the Parties’ actual states of residence or legal domicile if outside that state and without reference to any conflict of laws or similar rules that might otherwise mandate or permit the application of the laws of any other jurisdiction. Any action, suit or proceeding relating to this Agreement shall be brought exclusively in the courts of New York State sitting in the Borough of Manhattan, New York City, or in U.S. District Court for the Southern District of New York, and, for all

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purposes of any such action, suit or proceeding, each of the Parties hereby irrevocably (a) submits to the exclusive jurisdiction of such courts, (b) waives any objection to such choice of venue based on forum non conveniens or any other legal or equitable doctrine, and (c) waives trial by jury and, in the case of the Company, the right to interpose any set-off or counterclaim, of any nature or description whatsoever, in any such action, suit or proceeding.
12.No Party’s rights or remedies under this Agreement are intended to be exclusive of any other right or remedy available to such Party, whether at law, in equity, by statute or otherwise, but shall be deemed cumulative with all such other rights and remedies. No failure by a Party to exercise, or any delay by a Party in exercising, any of such Party’s rights or remedies hereunder shall operate as a waiver thereof. A waiver by any Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to such Party’s exercise of that same or of any other right or remedy which such Party would otherwise have on any future occasion. No forbearance, indulgence, delay or failure by any Party to exercise any of such Party’s rights or remedies hereunder or with respect to the Loan Obligations, nor any course of dealing between or among the Parties, shall operate as a waiver of any such right or remedy, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. A Party shall not, by any course of dealing, indulgence, omission, or other act (except a further instrument signed by such Party) or failure to act, be deemed to have waived any right or remedy hereunder or with respect to the Loan Obligations, or to have acquiesced in any breach of any of the terms of this Agreement. No modification, rescission, waiver, forbearance, release or amendment of any term, covenant, condition or provision of this Agreement shall be valid or enforceable unless made and evidenced in writing, expressly referring to this Agreement.
13.The terms and provisions of this Agreement are severable. In the event of the unenforceability or invalidity of one or more of the terms, covenants, conditions or provisions of this Agreement under federal, state or other applicable law in any circumstance, such unenforceability or invalidity shall not affect the enforceability or validity of such term, covenant, condition or provision in any other circumstance, or render any other term, covenant, condition or provision of this Agreement unenforceable or invalid.
14.All notices, demands or other communications (collectively, “notices”) hereunder relating to any matter set forth herein shall be in writing and made, given, served or sent (collectively, “delivered”) by (a) certified mail (return receipt requested) or (b) reputable commercial overnight courier service (Federal Express, UPS or equivalent that provides a receipt) for next-business-morning delivery, in each case with postage thereon prepaid by sender and addressed to the intended recipient at its address set forth in the first paragraph of this Agreement (or at such other address as the intended recipient shall have previously provided to the sender in the same manner herein provided); provided that copies of any such notice: (a) to _____________ or the ___________________ shall also be sent to them c/o ______________________, and emailed to them at ______________; and (b) to ______ shall also be sent to _______________________, and emailed to them at ________________ and _________________. Any such notice sent as so provided shall be deemed effectively delivered (i) on the third business day after being sent by certified mail, (ii) on the next business morning if sent by overnight courier for next-business-morning delivery or (iii) on the day of its actual delivery to the intended recipient (as shown by the return receipt or proof-of-delivery), whichever is earlier.
15.This Agreement may be executed in counterparts, each of which when duly signed and delivered shall be deemed for all purposes hereof to be an original, but all such counterparts shall collectively constitute one and the same instrument; and any Party may execute this Agreement by signing any such counterpart.  Any signature delivered by facsimile or email transmission (in scanned .pdf format or the equivalent) shall be deemed to be an original signature.

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16.This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective successors and permitted assigns. The provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the Lenders between and amongst themselves. This Agreement constitutes the entire agreement, arrangement and understanding, written or oral, among the Lenders (or between any of them) with respect to its subject matter, superseding and merging all prior and contemporaneous negotiations, discussions, agreements, arrangements and understandings, written or oral, between or among any of them relating thereto; and there are no representations, warranties, agreements, arrangements or understandings, written or oral, among the Lenders (or between any of them) with respect to the subject matter of this Agreement other than as set forth in this Agreement. There are no intended third-party beneficiaries of this Agreement, except as may be expressly provided herein.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

________________:

______________________, as Servicing Lender

_____:

______________________:

By:
Name:	________________
Title:	________________

__________________________:

________________________

By:
Name:	__________________
Title:	_______________

COMPANY:

ASPEN GROUP, INC.

By:
Name:	Michael Mathews
Title:	Chairman and Chief Executive Officer

ACKNOWLEDGED:

By:
Name:	________________
[Signature Page to Intercreditor Agreement]

CONSENT
The undersigned hereby consent to the terms and provisions of this Agreement and agree to comply with the applicable terms and provisions thereof.

ASPEN UNIVERSITY, INC., a Delaware corporation

By:
Name:	Michael Mathews
Title:	Chief Executive Officer

UNITED STATES UNIVERSITY, INC., a Delaware corporation

By:
Name:	Michael Mathews
Title:	Chief Executive Officer

[Consent Page to Intercreditor Agreement]